Third Quarter 2014 Earnings Release Conference Call
October 30, 2014

Ron DeFeo - Terex Corporation - Chairman and Chief Executive Officer
Good morning ladies and gentlemen and thank you for your interest in Terex Corporation today. On the call with me is Kevin Bradley, Senior Vice President and Chief Financial Officer; Kevin O'Reilly, Vice President of Operational Finance; and Tom Gelston, Vice President of Investor Relations. Also participating on the call and available for your questions is the Terex leadership team, including several of our business segment presidents.

As usual, a replay of this call will be archived on the Terex website, www.terex.com, under Audio Archives in the Investor Relations section. I will begin with some overall commentary and highlights as usual. Kevin will follow with a more detailed financial report and then I will come back and provide some more detail before we open it up to your questions. We will be following the presentation that accompanied the earnings release and is available on our website. When it comes to the question and answer period, I would like to request that you ask one question and no more than one follow-up in order to give everyone a chance to participate. In addition, given that other companies are reporting their earnings today, we will try to keep this call to about one hour.

I will begin with some overall commentary and highlights.  Kevin will follow with a more detailed financial report. I will then provide some specific improvement targets and an overall summary before we open it up to your questions.  We will be following the presentation that accompanied the earnings release and is available on our website. Not included in this presentation is the recently announced joint venture with Manitex International, Inc. I will also make a few remarks on this before taking your questions. I would like to request that you ask one question and a follow-up in order to give everyone a chance to participate.

Let me direct your attention to page 2 of the presentation, which is the forward-looking statement and non-GAAP measures explanation. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include various risks and uncertainties as explained in further detail in our 10-K and 10-Q public filings.

Turning to page 3, the third quarter results for Terex, on an adjusted basis, were earnings per share (EPS) of $0.59 and a reported EPS of $0.51. This was substantially in-line with our most recent guidance of $0.55 - $0.65 for the quarter that we gave in mid-September. The adjustments were for workforce reduction and restructuring charges in the MHPS segment, along with accelerated amortization charges taken in relation to the retirement of the previous senior debt facility.

As our results demonstrate, the environment is both challenging and difficult to predict. Terex is getting stronger but we cannot depend upon the end markets to drive our improvements. Overall, we had net sales growth of approximately 3%, about half of which came from favorable exchange rates. Aerial Work Platforms’ (AWP) margins were disappointing but explainable. Fundamentally, we expected even better Q3 and Q4 revenue than we achieved, so we had excess headcount causing short term inefficiency or under absorption. This coupled with a product campaign was an expense of about $17 million, the majority of which was related to under absorption. Currency translation, particularly related to Brazil, negatively affected margin $9 million and factory start-up costs in the quarter were $4 million. We reduced AWP employment by about 500 people in the quarter. The Cranes segment continues to see good performance from our Utilities business, but the core construction crane market remains challenged as we telegraphed in September. Both Construction and Material Handling & Port Solutions (MHPS) performed as expected overall. We have undertaken some further restructuring and footprint actions to continue to improve MHPS, and this resulted in a pre-tax charge of $10.7 million in the quarter. Materials Processing (MP) profits declined due to a mix of global business conditions and investments being made for product line expansion. Free cash flow in the quarter was $71 million. Lastly, given the challenges of currency and the markets, we believe full year EPS and cash flow to be at or near the lower end of the previous guidance.

Turning to page 4, since the market environment plays a critical role in the performance of each segment I thought a few words might be appropriate to frame how we are thinking about our business today. This is different than we expected and different then what we had assumed the next several years to be like. Basically, we do not want to assume any market recovery until we actually see one. Starting with AWP, the market is expected to remain strong, with overall demand levels for equipment expected to remain flat over the near term, and near term, of course, is over the next 12 to 15 months. As our Construction business is substantially a European dependent business, the outlook would be flat to slightly lower. Our Cranes business continues to be the one that is most challenging to forecast. However, we are planning a flat market environment as non-residential construction growth remains uncertain. Within this segment, however, we also have a Utilities business and a North American Services business, both of which are trending in a positive way. For our MHPS segment, we see a flat material handling market bolstered by a positive service business. As 2014 was a big year and will be a big year in the fourth quarter in terms of delivering large port automation projects in Europe and to a lesser extent in the U.S., 2015 is likely to be a lower year in terms of port equipment sales. That said, we do expect to see new port automation business awarded to us, but the exact timing of those awards is difficult to predict. Lastly, our MP business continues to be pressured by slower mining-related sales, offsetting any improvement being experienced on the aggregate side, but the overall business would best be described as flat to positive. The main take away here is that market recovery should no longer be assumed. We therefore will focus on the cost and growth initiatives that can be executed irrespective of market movements.

On page 5, we show the geographic trends for our overall business, both on a quarterly and year-to-date basis. The pie charts also summarize the distribution of our overall net sales by region. While Europe looks strong, it is off of a historically low base and includes some of the large port automation orders for Rotterdam. North American improvements were AWP led, while negative trends came particularly from rough terrain cranes in North America. Declines in Latin America are significant and virtually all market based. Asia and Oceania are mixed for the year.

The bottom line is that global growth does not exist and it is hard to come by. A geographic diversity strategy is important to have and we are glad we diversified our business over the years, but short term uncertainty prevails. I’ll come back and summarize what we are doing about this, but first I’d like to turn it over to Kevin who will go through the detailed financial results for the quarter.

Kevin Bradley - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you, Ron. Good morning everyone. I will be reviewing results for the third quarter, as well as year to date 2014, and comparing them to prior year results. All comparisons I will be calling out are using as-adjusted figures. Let’s turn to page 6 which provides Q3 results. There were no adjustments in Q3 of 2013. Adjustments made in the current period to our GAAP results included the impact of a restructuring charge taken in our MHPS segment, as well as the loss on early extinguishment of debt related to our refinanced senior credit facility. Details on these adjustments are included in the appendix of the presentation.

Net sales for the quarter of $1.8 billion increased from the prior year by 3% or approximately $53 million. Changes in foreign exchange accounted for almost half of the increase. Our AWP business posted 12% growth and Construction was up 10%. MHPS and MP were up modestly compared to the prior year at 2% and 5%, respectively. Our Cranes business was down just over 7%, as the mobile crane component of this segment has experienced a decline in market demand. Gross margin decreased 1.4 percentage points to 20.3% from the prior year driven largely by our AWP and MP businesses. SG&A as a percentage of sales decreased from 13.8% in 2013 to 13.3% for the quarter. Income from operations decreased $11.1 million compared to the prior year. As a percentage of sales, operating margins decreased from 7.9% to 7% for the quarter, with Cranes, MP and AWP driving the year-over-year decline.

Net interest and other expense decreased versus the prior year driven largely by lower outstanding debt and lower rates under the new credit facility. The effective tax rate was approximately 32% in Q3 compared to 21.4% in the prior year quarter. This difference was mainly due to the impact of favorable settlements of uncertain tax provisions that significantly reduced the effective tax rate in the third quarter of 2013.

For the quarter, EPS was $0.59 compared to EPS of $0.73 in 2013. EBITDA for the quarter was $163.9 million or 9.1% of net sales compared to $175.9 million or 10% in 2013. Net working capital as a percentage of annualized sales was 25.9%, basically flat with the prior year’s quarter of 25.7%. Return on invested capital increased to 9.8% from 5.6% in the prior year.

Turning to page 7, we show our year to date results compared to 2013. Sales growth for the year to date period was 4.7%, led by a stronger AWP business (up 15%) and growth in the MHPS business (up 8%). Construction and MP were essentially flat year over year, while our Cranes business was down 9% for the first nine months of 2014.

Gross margin year to date of 20.4% was slightly lower, approximately 40 basis points, against the prior year’s results. Improvements in our MHPS business were more than offset by declines in AWP and MP. Operating margins were down slightly for the first nine months, at 6.6% versus 6.8% in 2013. Net interest and other expense decreased slightly versus the prior year. Our year to date effective tax rate is approximately 30.8% compared to 32.1% in 2013. Earnings per share for the period was up $0.04 versus the same period in 2013. EBITDA on a year to date basis was $475.2 million or 8.6% compared to $469.6 million or 8.9% in 2013.

Page 8 provides a bridge breaking down the $115 million increase in liquidity for the quarter. Free cash flow (which we define as cash from operations less capital expenditures) was $71 million and generally in line with our expectations. During the quarter, we completed the refinancing of our senior credit facility, which lowered our borrowing costs as well as added $100 million in revolver borrowing capacity. Additionally, we repaid $51 million in debt during the quarter, most of which was to pay down borrowings in Italy. We continued to repurchase stock during the third quarter, and combined with our dividend represented a use of $12 million. Since September 30th we have repurchased an additional 1.8 million shares for approximately $51 million.

Page 9 bridges the change in net sales for both the quarter and year to date periods. You will notice that both periods show significant growth in AWP, driven by strong global demand with the exception of South America, as well as the slowdown in Cranes. Turning to page 10, we provide similar bridges breaking down our operating profit results for both the quarter and year to date periods. Here you will see that, despite improving sales, the AWP operating profit has been pressured by under-absorption, factory startup costs as well as unfavorable currency impact. Construction and Cranes results reflect the impact in their changing sales, Construction favorably and Cranes negatively. MHPS continues to improve and is benefitting from the savings programs previously enacted. And lastly, our MP business declined on geographic and product mix, under absorption and investments in new products. With that, let me turn it back to Ron.

Ron DeFeo - Terex Corporation - Chairman and Chief Executive Officer
Thank you, Kevin. So now let me discuss our corporate improvement initiatives. Everything we talk about will be improved by a better market or diminished by a worse market. But we, of course, must initiate change irrespective of external events and at times in reaction to external events. Sometimes improvements are recognizing and changing what you did yesterday because it was either wrong or based upon incorrect assumptions. We have more work to do, but I think you know that Terex has significantly changed over the past five years. I will not recount portfolio changes of the past right now. I will focus on change assignments within the Company by segment and category. Within these, as you will see, more can be developed. But any organization has a finite change capacity. It is up to the leadership to stretch this capacity but with care not to stretch beyond capability.

Page 11 specifies anticipated improvement benefits over the next two years by segment and category. The categories—supply chain; productivity/headcount; restructuring/footprint; design/product simplification; and new products/markets—will all be the categories that we work across the organization to find new improvements initiatives and drive performance improvements. These will not happen evenly but we will report to you periodic progress or disappointments. You should not assume all of these will be achieved. New projects will be added as well, but to get on this list there needed to be specific projects already being worked with realizable benefits of this magnitude on an annualized rate. And some of these projects will also pay out well beyond 2016. More than 50 projects make up this list, which you can see adds to about $200 million of operating profit improvement framed within the next couple of years. Importantly there are working capital improvement initiatives that when coupled with free cash flow should be able to allow for $300-500 million of debt reduction or share repurchase. And an additional 300 basis points of improvements we expect will come from a lower effective tax rate, excluding discrete items, as we make meaningful changes to our organization and business approach.

An example of an improvement initiative that began in earnest a couple of months ago is detailed on page 12. This chart compares Terex’s DSO and DPO levels over the past 8 years. You can see prior to the financial crisis we had a favorable 10 day gap with more DPO days then DSO days. This changed however and today the gap is just the opposite. The difference is $300 million of cash. We have already negotiated a go-forward improvement of at least $50 million during the past couple months. We may not be able to return to the level of the past but there is real opportunity here, and there is already real progress being made in our go-forward ratios. So in summary on page 13, end markets remain quite difficult to predict, but we are focused on specific, measurable improvement initiatives that will make our Company stronger in any environment.

In the short term, equipment commissioning, particularly in our MHPS segment with the port automation projects is key to our Q4 performance, and we feel positive about where we stand in this area. We believe that full year EPS and free cash flow will be at or near the lower end of our prior guidance. Finally the improvement initiatives we are targeting can generate $200 million of operating profit; $300-$500 million of debt reduction or share repurchase; and a three percentage point reduction in our tax rate over the next few years.

I have a couple of comments on the joint venture with Manitex that we announced yesterday. We believe this is an excellent transaction for both companies. Terex stays in the business of compact equipment just as aggressively and just as positively as before, but with total cash anticipated from the transaction to be at least $125 million. We have a solid partner that can also help grow ASV. Overall, we expect this transaction to be earnings neutral to slightly positive on an EPS basis. So net-net we have a number of positives from this transaction and it is a good step in further improving and managing our portfolio.

Tomorrow’s Terex will be better than today in a meaningful way, and if the markets improve, so much the better.

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